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                                                                    EXHIBIT 5.01

                               February 28, 2001

ONI Systems Corp.
166 Baypointe Parkway
San Jose, CA 95134

Ladies and Gentlemen:

     At your request, we have examined your Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission on or about February 28, 2001, in connection with the registration under the Securities Act of 1933, as amended, of 6,654,453 shares of your common stock (the "Stock"), subject to issuance upon exercise of stock options granted or to be granted under your 2000 Equity Incentive Plan (the "Incentive Plan") and of 1,330,890 shares of Stock subject to purchase rights granted or to be granted under your 2000 Employee Stock Purchase Plan (the "Purchase Plan" and together with the Incentive Plan, the "Plans").

     In rendering this opinion, we have examined the following:

     (1) your Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 6, 2000.

     (2)  your Bylaws, certified by your Secretary on October 27, 2000.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the Incentive Plan and related forms of stock option agreement and stock option exercise agreement, and the Purchase Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension.

     (4)  the Prospectuses prepared in connection with the Registration
          Statement.

     (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors and of your predecessor, Optical Networks, Incorporated, a California corporation, that are in our possession.

     (6) a certificate from your transfer agent dated as of February 27, 2001 verifying the number of issued and outstanding shares of your capital stock as of February 27, 2001 and list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock as of December 31, 2000 that was prepared by you and verifying the number of such issued and outstanding securities.

     (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.
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     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including, but not limited to, those set forth in the Management Certificate, and we have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the up to 7,985,343 shares of Stock that may be issued and sold by you upon exercise of (a) stock options granted or to be granted under the Incentive Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        /s/ Fenwick & West LLP
                                        FENWICK & WEST LLP